                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Boyd Gaming Corporation (Boyd Gaming) on Amendment No. 2 to Form S-3 (Registration No. 333-05555) of our report dated March 15, 1996, except for footnote 11 for which the date is May 23, 1996, relating to the consolidated financial statements of Par-A-Dice Gaming Corporation as of December 31, 1995 and 1994, and for each of the three years ended December 31, 1995, included in the Current Report of Boyd Gaming on Form 8-K dated June 7, 1996.

We also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.

Chicago, Illinois
September 23, 1996